UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

SILVER AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-147056 (Commission File Number)	35-2302128 (IRS Employer Identification No.)

10775 Double R Boulevard Reno, Nevada (Address of Principal Executive Offices)	89521 (Zip Code)
775-996-8200 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry Into a Material Definitive Agreement.

Keeno Strike Option Agreement

On April 28, 2010, Silver America, Inc. (the “Company”) entered into a definitive option agreement (the “Keeno Strike Option Agreement”) with four individuals (collectively, the “Optionor”) with respect to the Company’s acquisition of an exclusive option (the “Keeno Option”) to purchase an undivided 72% interest in those certain 12 mining claims and a mill site claim containing approximately 245 acres, located in Clark County, Nevada (the “Property”).

To exercise the Keeno Option, the Company must fulfill certain conditions on or before April 30, 2012 (the “Option Deadline”), namely, it must: (i) make cash payments to the Optionor in the aggregate amount of Two Hundred Seventy-Two Thousand Dollars ($272,000) in installments on or before June 30, 2010; (ii) issue the Optionor an aggregate of 2,000,000 shares of the Company’s common stock via four separate issuances of 500,000 shares on each of, the date of the Keeno Strike Option Agreement, October 31, 2010, April 30, 2011 and October 31, 2011; and (iii) incur or fund a minimum of $750,000 worth of exploration and development on the Property, with at least $400,000 to be incurred or funded on or before April 30, 2011 and $350,000 to be incurred or funded on or before April 30, 2012.  Upon the Company’s fulfillment of each of the above-referenced conditions and exercise of the Keeno Option, the Optionor will transfer an undivided 72% interest in the Property to the Company.

Further, pursuant to the Keeno Strike Option Agreement, if, prior to the Option Deadline, the work program provides evidence that there are at least 10,000,000 ounces of indicated silver resources and/or 500,000 ounces of indicated gold resources on the Property, such estimates to be evidenced by an independent third party report, the Company shall issue the Optionor an additional 3,000,000 shares of its common stock.  Should the earn-in be completed, the Optionor will retain a 28% interest in the Property as well as a 4% NSR.  After the Company’s completion of the initial work commitment and exercise of the Keeno Option, the Optionor may elect to remain as a 28% carried joint venture partner or to offer the Company the right to purchase the Optionor’s remaining 28% interest at a fair market valuation, as determined by a valuation report prepared by an independent third party mining engineer or qualified geologist.  Further, the Company will have the right to purchase 2% of the 4% NSR retained by the Optionor for a purchase price of $20,000,000, or such pro rata portion thereof.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 –Unregistered Sales of Equity Securities

As disclosed above under Item 1.01, on April 28, 2010 the Company entered into a definitive option agreement (as defined above, the Keeno Strike Option Agreement).  The disclosure contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.  Pursuant to the terms of the Keeno Strike Option Agreement, the Company issued an aggregate of 500,000 shares of its common stock to the four individuals comprising the Optionor.  All of the securities issued to the Optionor are being issued in reliance upon certain exemptions from the registration requirements of the Securities Act of 1933, as amended, including Section 4(2) and from various similar state exemptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER AMERICA, INC., a Nevada corporation

Dated: April 29, 2010	By:	/s/ Johannes Petersen
Johannes Petersen
Chief Executive Officer